Exhibit 15.3

Thanathip Pichedvanichok

D: (66) 2089 8989

E: thanathip@thanathippartners.com

Our Ref: TDC01/M22058 TPDN-204938950-32624

29 April 2024

TDCX Inc. 750D Chai Chee Road #06-01/06 ESR BizPark @ Chai Chee Singapore 469004	By Courier Private & Confidential

Attention: Ms. Meera Karmakar

Dear Sirs

We hereby consent to the references to our name in the annual report on Form 20-F for the year ended 31 December 2023 of TDCX Inc. with the U.S. Securities and Exchange Commission and any Registration Statements filed on Form S-8 which may incorporate by reference and to the filing of this letter as an exhibit to such report. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Yours faithfully

/s/ Thanathip & Partners Legal Counsellors Limited

Thanathip & Partners Legal Counsellors Limited

17th Floor, Tonson Tower

900 Ploenchit Road, Lumpini, Pathumwan, Bangkok 10330

T. (66) 2089 8902